Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 24, 2015 (except for Notes 9, 13, 15, 18, as to which the date is September 21, 2015) in Amendment No. 2 to the Registration Statement (Form S-1, No. 333-206681) and the related Prospectus of NovoCure Limited dated October 1, 2015.

October 1, 2015	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global